SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2003

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri, 63376 (636) 474-5000 (Address, including zip code and telephone number of principal executive offices)

Item 5. Other Events.

MEMC Electronic Materials, Inc. will hold its 2003 Annual Stockholders' Meeting on Friday, April 25, 2003 at a time and place to be announced in the Company's notice and proxy statement relating to the meeting. The Board of Directors has fixed February 28, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and all adjournments thereof.

The Company intends to begin to print and mail proxy materials for the 2003 Annual Meeting on or about March 17, 2003. Stockholders who desire to submit a proposal for the 2003 meeting should submit such proposal a reasonable time before the Company begins to print and mail its proxy materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: January 30, 2003	By: /s/ James M .Stolze Name: James M. Stolze Title: Executive Vice President and Chief Financial Officer